UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2018

Xcerra Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	000-10761	04-2594045
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

825 University Avenue

Norwood, MA 02062

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (781) 461-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.02.	Termination of a Material Definitive Agreement.

As previously reported, on April 7, 2017, Xcerra Corporation (the “Company”) entered into an Agreement and Plan of Merger with Unic Capital Management Co., Ltd. (“Unic Capital”) and China Integrated Circuit Industry Investment Fund Co., Ltd., as joined by Unic Acquisition Corporation (“Merger Sub”) (as amended, the “Merger Agreement”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger. Unic Capital subsequently assigned all of its rights under the Merger Agreement to Hubei Xinyan Equity Investment Partnership (Limited Partnership) (“Parent”) on August 4, 2017.

The closing of the Merger was subject to certain conditions, including clearance by the Committee on Foreign Investment in the United States (“CFIUS”). As previously reported, in December 2017, the Company and Parent submitted a request to withdraw and re-file their joint voluntary notice to CFIUS to allow more time for review and discussion with CFIUS in connection with the Merger.

After careful review of feedback received from CFIUS that approval of the Merger is highly unlikely and further discussions between the Company and Parent, the parties determined to cease efforts to seek CFIUS clearance and entered into a Termination Agreement, dated February 22, 2018 (the “Termination Agreement”), pursuant to which they mutually terminated the Merger Agreement and agreed to release each other and certain related parties from certain claims and liabilities relating to the Merger Agreement and the transactions contemplated thereby. Neither the Company nor Parent will incur any termination fees in connection with the termination of the Merger Agreement.

The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the Termination Agreement, which is attached hereto as Exhibit 10.1 and is incorporated in its entirety herein by reference.

Item 2.02.	Results of Operations and Financial Condition.

On February 22, 2018, the Company announced its financial results for its second fiscal quarter ended January 31, 2018. The full text of the press release issued in connection with the Company’s announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The Company will host a conference call (the “Earnings Call”) on February 23, 2018 at 8:30 a.m. Eastern Time to discuss the Company’s second quarter fiscal 2018 financial results and to provide third quarter fiscal 2018 guidance.

The Earnings Call may be accessed via telephone by dialing 877.853.5334. The call will be simulcast via the Company’s website http://www.xcerra.com/events-presentations.html. Audio replays of the call can be heard through March 8, 2018, via telephone, by dialing 855.859.2056; conference ID number 1687266. A replay of the webcast can be accessed by visiting the Company’s website 90 minutes following the conference call at http://www.xcerra.com/events-presentations.html.

The information contained in Item 2.02 of this Current Report on Form 8-K (including in Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibit 99.1 relating to Item 2.02 shall be deemed to be furnished, and not filed.

Exhibit Number	Description

10.1	Termination Agreement, dated as of February 22, 2018, by and between Hubei Xinyan Equity Investment partnership (Limited Partnership) and Xcerra Corporation.

99.1	Press Release entitled “Xcerra Announces Second Quarter Results” issued by the Company on February 22, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 22, 2018

Xcerra Corporation

By:	/s/ David G. Tacelli
Name:	David G. Tacelli
Title:	President and Chief Executive Officer